EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement (File No. 333-60627) of our report dated January 27, 1997, covering the financial statements of Southwestern Ice, Inc. as of and for the years ended December 31, 1996 and 1995, included herein and to all references to our firm included in this registration statement.
                                                      /s/_ ARTHUR ANDERSEN
LLP
                                           ARTHUR ANDERSEN LLP

Phoenix, Arizona
January 22, 1999